EXHIBIT 10.1


                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is entered into this 31st day of May, 1999 (the "Effective Date"), by and between Reinhold Industries, a Delaware corporation ("Reinhold"), and Hammond, Kennedy, Whitney & Company, Inc., a New York corporation ("HKW").

                                    RECITAL:

         The Board of Directors believes it is in the best interest of Reinhold to engage HKW to advise, consult and represent Reinhold and its subsidiaries on strategic direction, merger and acquisition activities and general investment banking matters on the terms contemplated hereby, and HKW desires to provide such services as contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, the covenants contained herein, and each act done pursuant thereto, the parties agree as follows:

         1. HKW agrees to advise Reinhold and its subsidiaries on strategic direction and merger and acquisition activities, including identifying potential acquisition candidates.

         2. Reinhold agrees to pay HKW a fee for HKW's services equal to Twenty Thousand Dollars ($20,000) per month during the term of this Agreement. Such fee shall be paid to HKW by Reinhold in monthly installments on or before the fifteenth day of each month during the term of this Agreement.

         3. This Agreement shall commence as of the Effective Date and shall continue in full force and effect until the second anniversary, and shall thereafter be automatically renewed for successive one year periods from the anniversary of the Effective Date unless either party hereto notifies the other in writing of its intention to terminate the Agreement at least one hundred twenty (120) days prior to its expiration of the then current term.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the first date set forth above.


                            REINHOLD INDUSTRIES, INC.


                            By:  /S/ Michael T. Furry
                            Its: President


                            HAMMOND, KENNEDY, WHITNEY
                                 & COMPANY, INC.

                            By:  /S/ Glenn Scolink
                                 Glenn Scolnik, President